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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Registration Nos. 333-05927, 333-22201,333-31858,
333-86432, 333-99161 and 333-108759) and S-8 (Registration Nos. 333-75957,
333-90933 and 333-99163) of The Med-Design Corporation of our report dated March 5, 2004 relating to the financial statements, which appears in this Form 10-K. We also consent to the references to us under the headings "Experts" in Exhibit
99.1 which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Philadelphia, PA
March 5, 2004